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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of the Willis North America Inc. Financial Security Partnership Plan for the year ended December 31, 2001.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
July 1, 2002